UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 25, 2010

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2378-A Qume Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (408) 428-9725

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

As of March 25, 2010, NeoMagic Corporation (the "Company") entered into a Stock Purchase Agreement ( the "SPA") with Attiva Capital Partners, Ltd. ("Attiva”), Commetasa (“Commetasa”), David Tomasello (“Tomasello”), Andrew B. Rosengard (“Rosengard”) and certain additional accredited investors (collectively, the "Investors"),  pursuant to which the Company sold, and the Investors purchased, an aggregate of  2,714,293 shares of Common Stock at $0.07 per share, for a total consideration of $190,000.51 paid  by the Investors effective March 25, 2010. The Company will use the proceeds for general corporate purposes.

Pursuant to Rule 13d-3 (“Rule 13d-3”) promulgated under the Securities Exchange Act of 1934, as amended, Mr. David Tomasello is deemed to be the beneficial owner of the Common Stock ( the "Securities") purchased by Attiva, Commetasa, and Tomasello under the SPA. Mr. Tomasello is Chairman of NeoMagic’s Board of Directors.  Mr. Rosengard, who also participated as an investor, is a member of NeoMagic’s Board of Directors and is Chairman of the Audit Committee

The SPA also contains certain "piggy-back" registration rights, which require the Company to use all reasonable efforts to register the Securities when and if it files a registration statement under the Securities Act of 1933, as amended (the "Act"), other than for an underwritten public offering or on a Form S-8 or S-4 registration statement with respect to employee stock options, employee benefits plans or acquisitions.

The foregoing description of the principal terms of the SPA is a general description only, does not purport to be complete and is qualified in its entirety by reference to the terms of the SPA attached hereto as Exhibit 10.35, which is incorporated herein by this reference.

ITEM 3.02   Unregistered Sales of Equity Securities.

Pursuant to the SPA, which closed on March 25, 2010, the Company issued 2,714,293 unregistered shares of its Common Stock, $.001 par value for an aggregate consideration of $190,000.51.

All of the shares were issued by the Company without registration, pursuant to the exemption provided by Section 4(2) of the Act, and the rules and regulations promulgated thereunder, including Rule 505 of Regulation D, based, in part, on representations by the purchasers that they are "accredited investors". The shares cannot be re-sold unless they are hereafter registered or sold pursuant to an exemption from registration.

On March 25, 2010, Bluestone Financial LTD., exercised Class A Warrants to purchase 17,333,334 shares of our Common Stock and Attiva Capital Partners, Ltd., exercised Class A Warrants to purchase 333,33 shares of our Common Stock, for a total aggregate of 17,666,667 Class A Warrants exercised, at a purchase price of $0.06 per share. The warrants were issued in a private placement in October 2009 and had an expiration date of October 16, 2011 (the “Class A Warrants”). In the aggregate, the investors that exercised the Class A Warrants will receive 17,666,667 unregistered restricted shares of Common Stock.  Pursuant to Rule 13d-3, Mr. Tomasello is deemed to be the beneficial owner of the Common Stock received pursuant to the exercise of such Class A Warrants.  An additional 5,206,906 Class A Warrants remain outstanding as of March 25, 2010.

The Company claims an exemption from the registration requirements of the Act for the issuance of common stock underlying the warrants pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01    Regulation FD Disclosure.

On March 29, 2010, the Company issued a press release regarding the sale of the Securities, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 to Form 8-K, the information set forth in this Item 7.01 and in the attached press release is deemed to be “furnished” and is not deemed to be “filed” for purposes of the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated March 29, 2010
10.35	Form of Securities Purchase Agreement dated March 25, 2010 by and between the Company and certain Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	March 29, 2010	/s/ Syed Zaidi
SYED ZAIDI
President and Chief Executive Officer